                                                                      EXHIBIT 21

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (ACTIVE)

SUBSIDIARY

AEP Premiere Corporation
AEP Premiere Corporation II
AFC I Bldg. Corp.
AFC II Bldg. Corp.
AFC III Bldg. Corp
ALI Inc.
ASAS Investment Company
Americal GP Corp.
American Entertainment Depositary Corp.
American Entertainment Depositary Corp. II
American Marketing Industries Holdings Inc.
American Marketing Industries Inc.
B.H. Venture, Inc.
BBC Land Company
Banque Lehman Brothers S.A.
Beaver Creek Corporate Center, Inc.
Broad OK Corp.
CA Claremont Associates Inc.
CA Claremont Inc.
CA Victory Assignor Corp.
CA Victory Inc.
CG California Commercial Lending Inc.
CG Realty Funding Inc.
CG Zero Coupon Depositary Corp.
CPR Group Inc.
Cable Income Services Inc.
Capital Preservation and Restructuring, Inc.
Chief Auto Parts Inc.
Client Account Protection Insurance Company
Commerce Square Corporation
E.H.P. Depositary Corp.
EHP/GP Inc.
Eastern Avenue Inc.
Economic Advisors, Inc.
F & J Fruit Orchard Limited
FIMI I Liquidation Inc.
FIMI II Liquidation Inc.
Fiduciaria Lehman Brothers SpA
Finanziaria Lehman Brothers S.R.L.
Freedom GP Inc.
G & P Cable-1, Inc.
Growth Partners Inc.
HBLP Acquisition Corp.
Heritage Park II Inc.
HillCreste Properties Inc.
Industrial Holdings Corporation
J & F Apple Corporation
L-B Associates Inc.

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (ACTIVE)

SUBSIDIARY

LB Energy Inc.
LB Investment Inc.
LB Real Properties Corp.
LB/FW Inc.
LB/MB Inc.
LB/MMG Inc.
Laurel Centre Depositary Corp.
Laurel Centre Inc.
Lehman Atlanta Properties Inc.
Lehman Brothers (China) Limited
Lehman Brothers (Luxenbourg) S.A.
Lehman Brothers (Taiwan) Ltd.
Lehman Brothers (Thailand) Ltd.
Lehman Brothers Asset Trading Inc.
Lehman Brothers Bank (Switzerland)
Lehman Brothers Bankhaus Aktiengesellschaft (A.G.)
Lehman Brothers Capital Co. (H.K.) Limited
Lehman Brothers Capital GMBH
Lehman Brothers Commercial Corporation
Lehman Brothers Commodities (Japan) Ltd.
Lehman Brothers Commodities Ltd.
Lehman Brothers Conseil S.A.
Lehman Brothers Fiduciaria Di Amministrazione S.R.L.
Lehman Brothers Finance S.A.
Lehman Brothers Futures Asset Management Corp.
Lehman Brothers Gilts Ltd.
Lehman Brothers Global Asset Management Inc.
Lehman Brothers Global Asset Management Limited
Lehman Brothers Group Inc.
Lehman Brothers Holdings Inc.
Lehman Brothers Holdings Plc
Lehman Brothers II Investment Inc.
Lehman Brothers Inc.
Lehman Brothers International (Europe)
Lehman Brothers International Investments Inc.
Lehman Brothers International S.A.
Lehman Brothers International S.P.A.
Lehman Brothers Investments Pte Limited
Lehman Brothers Japan Inc.
Lehman Brothers Limited
Lehman Brothers Merchant Banking Advisors Inc.
Lehman Brothers Merchant Banking Partners Inc.
Lehman Brothers Middle East Inc.
Lehman Brothers Money Brokers Ltd.
Lehman Brothers N.V.
Lehman Brothers N.V. Holdings Inc.
Lehman Brothers Nominees Limited
Lehman Brothers Offshore Partners Ltd.
Lehman Brothers Pera Inc.

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (ACTIVE)

SUBSIDIARY

Lehman Brothers Realty Corp.
Lehman Brothers S.P.A. Societa' Di Intermediazione Mobiliare
Lehman Brothers Securities
Lehman Brothers Securities SpA--Societa' Di Intermediazone Mobiliare Lehman Brothers UK Holdings Limited
Lehman Brothers Verwaltungs-und Beteiligungsgesellschaft mbH
Lehman Brothers/FW Inc.
Lehman Brothers/GP Inc.
Lehman Brothers/MBGP Inc.
Lehman Brothers/MBLP Inc.
Lehman Brothers/Rosecliff Inc.
Lehman Capital Corporation
Lehman Electric Inc.
Lehman Funding Corp.
Lehman Global Financial Services Co., Ltd.
Lehman Hollywood Partners Inc.
Lehman Investments Inc.
Lehman Lending Corp.
Lehman Ltd. I Inc.
Lehman Q. C. Garage Inc.
Lehman Queens Center Inc.
Lehman Queens Limited Inc.
Lehman SFA Inc.
Lehman Special Securities Inc.
Lehman Structured Assets Inc.
Lehman-Global Financial Services Co., Ltd.
Lehman/SDI Inc.
Liberty GP II Inc.
Liberty GP III Inc.
Liberty GP Inc.
Manhattan Beach Commercial Properties III Depositary Inc.
Manhattan Beach Commercial Properties III Inc.
Medical Office Properties Depositary Inc.
Medical Office Properties Inc.
Messel (Foreign) Nominees Limited
Messel Nominees Limited
Midwest Centers Depositary Inc.
Midwest Centers Inc.
NJ Somerset Inc.
NL GP Inc.
Northstar Equipment Leasing Income Inc.
O.M.B. Limited Partner Ltd.
PDF86 Depositary Corp.
PDF86 Real Estate Services Inc.
Panagora Asset Management Limited
Platform Mortgage Limited
Prime Depositary Corp.
Principal Growth Depositary Corp.
Principal Growth Mortgage Investors Depositary Corp.

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (ACTIVE)

SUBSIDIARY

Principal Growth Realty Funding, Inc.
Principal Growth Realty Management Inc.
Property Asset Management Inc.
R-H Wildwood-I, Inc.
RAIA Depositary Corp.
Regional Malls Depositary Corp.
Regional Malls Inc.
Senior Income Depositary, Inc.
Senior Income Fund Inc.
South Cobb Land Inc.
Stamford Towers Depositary Corp.
Stamford Towers Inc.
Storage Inc.
Sun Distributors, Inc.
Union Square Depositary Corp.
Union Square/GP Corp.
Walnut Grove GP Corp.
Warner Center Inc.
Warren Atlantic Inc.
Wellington-Medford III Properties, Inc.
Working Interest Inc.

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (INACTIVE)

SUBSIDIARY

Balcor/Shearson Lehman Brothers Inc.
Barony RH Corporation
Connaught Maritime Ltd.
Global Clearing Corporation
Interstate Orlando, Inc.
Kuhn Loeb Lehman Brothers International B.V.
LB Investment Services Inc.
LBKL 82-1 Investors Inc.
Lee Higginson & Co.
Lehman Brothers Amex Asia Ltd.
Lehman Brothers FGIC Holdings Inc.
Lehman Brothers Gestion S.A.
Lehman Brothers Staderas Company Limited
Lehman International Finance N.V.
Lehman Overseas N.V.
Lehman Tax Credit Advisor Inc.
Messel Futures Limited
Messels Service Company
Mideast-American, Inc.
Posthorn Global Asset Management (UK) Ltd.
R-H Development Corp.
R-H Emerson Center, Inc.
R-H International, Inc.

            LEHMAN BROTHERS HOLDINGS INC. SUBSIDIARIES (INACTIVE)

SUBSIDIARY

R-H Lenox, Inc.
R-H Perimeter, Inc.
R-H Properties, Inc.
RHLA, Inc.
SLB Builders, Inc.
SLB Capital, Inc.
SLB Export Credit Inc.
SLB Mortgage Backed Securities (No. 1) Ltd.
SLB Mortgage Backed Securities (No. 2) Ltd.
SLB Services, Inc.
SLBP Acquisition Corp.
SLH Capital Partners II Inc.
SLH Lending Corp.
SLM Series Two Depositary Corp.
Shearson Beverage Corporation
Shearson Fillmore Inc.
Shearson Lehman Brothers Eurocell Inc.
Shearson Lehman Brothers International (U.K.) Limited
Shearson Lehman Brothers International Championships Inc.
Shearson Lehman Brothers Partnership Services, Inc.
Shearson Lehman Brothers Tax Exempt Income Fund Corporation
Shearson Lehman Brothers/EDF 86, Inc.
Shearson Lehman Cable Services II Inc.
Shearson Lehman Commercial Properties II Inc.
Shearson Lehman Commercial Properties IV Inc.
Shearson Lehman First American Center Inc.
Shearson Lehman Global Asset Management S.A.
Shearson Lehman Hutton ABS Consultants Inc.
Shearson Lehman International Limited
Shearson Lehman Ltd.
Shearson Lehman Realty Advisors, Inc.
Shearson South Olive, Inc.
WFC Construction Company Inc.
Yukon Shipping Limited